Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, Tony N. Frudakis, President and Treasurer of Skyview Holdings Corp. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Skyview Holdings Corp.

Date: April 8, 2011	By:	/s/ Tony N. Frudakis
Tony N. Frudakis
President and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)